Exhibit 99.1
Reports First Quarter Results Exceeding Guidance and Progress Against the Consumer First Formula

•Delivers Q1 net sales and adjusted earnings per share results above guidance
•First quarter net sales of $1.4 billion, down 3%. Earnings per diluted share of $0.90; Adjusted earnings per diluted share of $0.32
•Reaffirms full-year 2026 guidance of net sales down 4.5% to down 2.5%, earnings per diluted share of $3.00 to $3.25; and adjusted earnings per diluted share of $2.40 to $2.65
•Chief Financial Officer Eva Boratto to step down June 12; Company appoints interim CFO with active search in progress

COLUMBUS, Ohio –May 27, 2026 – Bath & Body Works, Inc. (NYSE: BBWI) today reported first quarter 2026 results.
Daniel Heaf, chief executive officer of Bath & Body Works, commented, “Our first-quarter results exceeded guidance, but remain below the standard our brand is capable of delivering. That reality reinforces the urgency with which we are executing the Consumer First Formula. Our efforts to strengthen our hero categories, modernize the brand, and expand our reach are beginning to resonate with consumers, and we are encouraged by the early proof points we are seeing.”
“We believe that the foundation we are building will drive improved performance over time, with the impact expected to build through the balance of 2026 and more meaningfully into 2027, as we position the company to return to sustainable, durable growth.”
First Quarter 2026 Results
The company reported net sales of $1,378 million for the quarter ended May 2, 2026, a decrease of 3% compared to net sales of $1,424 million for the quarter ended May 3, 2025.
Earnings per diluted share were $0.90 for the first quarter of 2026, compared to $0.49 last year. First quarter operating income was $231 million compared to $209 million last year, and net income was $183 million compared to $105 million last year.
Reported first quarter 2026 results included an $88 million pre-tax gain ($66 million after tax), net of legal fees, related to favorable settlements of payment card interchange fee litigation, aggregate pre-tax costs of $8 million ($6 million after tax) associated with business transformation activities, an $8 million pre-tax loss ($6 million after tax) related to the extinguishment of outstanding debt, a $3 million pre-tax gain ($3 million after tax) related to the sale of a non-core asset and a $62 million tax benefit due to the resolution of certain tax matters. Excluding these items, adjusted earnings per diluted share for the first quarter of 2026 was $0.32, adjusted operating income was $151 million and adjusted net income was $65 million.
At the conclusion of this press release is a reconciliation of reported‐to‐adjusted results, including a description of the adjusted items.
2026 Guidance
The company is maintaining its full-year 2026 guidance of net sales to decline between 4.5% to 2.5% compared to $7,291 million in fiscal 2025. The company is also maintaining its full-year 2026 earnings per diluted share guidance of between $3.00 and $3.25 compared to $3.11 in fiscal 2025 and full-year 2026 adjusted earnings per diluted share guidance of between $2.40 and $2.65, compared to adjusted earnings per diluted share of $3.21 in 2025. There are no share repurchases or tariff refunds assumed in our outlook. In fiscal 2026, we expect to generate free cash flow of approximately $600 million.
For the second quarter of 2026, the company is forecasting net sales to decline between 5% to 3% compared to $1,549 million in the second quarter of 2025. Second quarter 2026 earnings per diluted share is expected to be between $0.20 and $0.25, compared to earnings per diluted share of $0.30 and adjusted earnings per diluted share of $0.37 in the second quarter of 2025.

At the conclusion of this press release is a reconciliation of our guidance-to-adjusted guidance, including a description of the adjusted items.
For a reconciliation of our reported GAAP to adjusted non-GAAP earnings per diluted share for fiscal 2025 and the second quarter of 2025, refer to our Annual Report on Form 10-K, filed with the SEC on March 12, 2026, and our Quarterly Report on Form 10-Q, filed with the SEC on August 28, 2025, respectively.
Chief Financial Officer Transition
Chief Financial Officer Eva Boratto will step down from her role effective June 12 to pursue another professional opportunity. The company has initiated a comprehensive search process, supported by a leading executive search firm, to identify its next Chief Financial Officer.
Tom Javitch has been appointed Interim Chief Financial Officer effective upon Boratto’s departure. Javitch has been with Bath & Body Works for more than 16 years and L Brands for 25 years. He has held a number of senior finance leadership roles across the organization, including Executive Vice President of Brand Finance of Bath & Body Works.
Daniel Heaf said, “We are grateful to Eva for her leadership and many contributions to Bath & Body Works during an important period for the company. We thank her for her partnership and wish her continued success in her next chapter. While we search for a successor, I’m confident in Tom Javitch’s interim leadership, deep understanding of Bath & Body Works and expertise across the business—from product to store operations to supply chain.”
Boratto said, “It has been a pleasure to serve on the leadership team at Bath & Body Works, and I would like to thank Daniel, my colleagues in the finance organization, the Board and all of our associates for the support during my time at this remarkable company. I leave with confidence in Daniel’s leadership and the strategy he has put in place, and I look forward to watching as Bath & Body Works continues to regain momentum in the marketplace.”
Earnings Call and Additional Information
Bath & Body Works, Inc. will conduct its first quarter earnings call at 8:30 a.m. ET on May 27th. To listen, call 877-407-9219 (international dial-in number: 412-652-1274). For an audio replay, call 877-660-6853 (international replay number: 201-612-7415); access code 13760165 or log onto www.BBWInc.com. A slide presentation has been posted on the company’s Investor Relations website that summarizes certain information in the company‘s prepared remarks from the earnings call as well as some additional facts and figures regarding the company’s operating performance and guidance.
ABOUT BATH & BODY WORKS
Bath & Body Works is a global leader in personal care and home fragrance, driven by the belief that everybody deserves to feel good.
The brand’s beloved and iconic scents are expertly crafted for exceptional performance and a luxury fragrance experience. Formulated with thoughtfully chosen ingredients, Bath & Body Works’ body care products are available in multiple forms including fine fragrance mist, body cream, lotion, eau de parfum, body wash, hand soap, sanitizer and more. The brand’s famous 3-wick candles are made with rich, high quality fragrance oils layered throughout a premium soy wax base, for up to 45 hours of room-filling fragrance.
Consumers can shop Bath & Body Works anytime and anywhere they choose, from welcoming, in-store experiences at more than 1,900 stores in the U.S. and Canada, 500-plus international locations, online at bathandbodyworks.com and on Amazon.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our Company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “target,” “goal” and any similar expressions may identify forward-looking statements. There are risks, uncertainties and other factors that in some cases have affected and, in the future, could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this report or otherwise made by the Company or our management.

These factors can be found in Item 1A. Risk Factors in our 2025 Annual Report on Form 10-K and our subsequent filings.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.
We announce material financial and operational information using our investor relations website, press releases, SEC filings and public conference calls and webcasts. Information about the Company, our business and our results of operations may also be announced by posts on our accounts on social media channels, including the following: Facebook, Instagram, X, LinkedIn, Pinterest, TikTok and YouTube. The information that we post through these social media channels and on our website may be deemed material. As a result, we encourage investors, the media and others interested in the Company to monitor these social media channels in addition to following our investor relations website, press releases, SEC filings and public conference calls and webcasts. The list of social media channels we use may be updated from time to time on our investor relations website.

For further information, please contact:

Bath & Body Works, Inc.:
Luke Long
InvestorRelations@bbw.com

Media Relations
Emmy Beach
Communications@bbw.com

BATH & BODY WORKS, INC.
First Quarter 2026

Total Sales (In millions):

	First Quarter
	2026	2025	% Change
Stores - U.S. and Canada (a)	$1,062	$1,110	(4.3%)
Direct - U.S. and Canada	246	250	(1.5%)
International and Other (b)	70	64	9.0%
Total Bath & Body Works	$1,378	$1,424	(3.2%)
________________
(a)        Results include fulfilled buy online pick up in store orders.
(b)    Results include royalties associated with franchised stores, as well as international and domestic wholesale sales.

Total Company-operated Stores:

	Stores			Stores
	1/31/2026	Opened	Closed	5/2/2026
United States	1,814	13	(17)	1,810
Canada	113	—	—	113
Total Bath & Body Works	1,927	13	(17)	1,923

Total Partner-operated Stores:

	Stores			Stores
	1/31/2026	Opened	Closed	5/2/2026
International	536	8	(2)	542
International - Travel Retail	37	—	—	37
Total International (a)	573	8	(2)	579
________________
(a)        Includes store locations only and does not include kiosks, shop-in-shops, gondola or beauty counter locations.

BATH & BODY WORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except per share amounts)

	First Quarter
	2026	2025
Net Sales	$1,378	$1,424
Costs of Goods Sold, Buying and Occupancy	(791)	(778)
Gross Profit	587	646
General, Administrative and Store Operating Expenses	(356)	(437)
Operating Income	231	209
Interest Expense	(69)	(71)
Other Income, Net	4	8
Income Before Income Taxes	166	146
Benefit (Provision) for Income Taxes	17	(41)
Net Income	$183	$105

Net Income per Diluted Share	$0.90	$0.49

Weighted Average Diluted Shares Outstanding	202	215

BATH & BODY WORKS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	May 2, 2026	May 3, 2025
ASSETS
Current Assets:
Cash and Cash Equivalents	$820	$636
Accounts Receivable, Net	98	103
Inventories	782	869
Easton Assets Held for Sale	81	97
Other	118	115
Total Current Assets	1,899	1,820
Property and Equipment, Net	1,106	1,111
Operating Lease Assets	974	970
Goodwill	628	628
Trade Name	165	165
Deferred Income Taxes	110	133
Other Assets	81	54
Total Assets	$4,963	$4,881
LIABILITIES AND EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$557	$452
Accrued Expenses and Other	513	495
Current Operating Lease Liabilities	206	201
Income Taxes	101	146
Total Current Liabilities	1,377	1,294
Deferred Income Taxes	115	23
Long-term Debt	3,613	3,886
Long-term Operating Lease Liabilities	894	895
Other Long-term Liabilities	95	233
Total Equity (Deficit)	(1,131)	(1,450)
Total Liabilities and Equity (Deficit)	$4,963	$4,881

BATH & BODY WORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	First Quarter
	2026	2025
Operating Activities:
Net Income	$183	$105
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation of Long-lived Assets	61	64
Share-based Compensation Expense	8	10
Gain on Sale of Non-core Asset	(3)	—
Loss on Extinguishment of Debt	8	—
Tax Benefit from Resolution of Certain Tax Matters	(62)	—
Changes in Assets and Liabilities:
Accounts Receivable	82	103
Inventories	(83)	(134)
Accounts Payable, Accrued Expenses and Other	34	14
Income Taxes Payable	29	34
Other Assets and Liabilities	(13)	(8)
Net Cash Provided by (Used for) Operating Activities	244	188

Investing Activities:
Capital Expenditures	(49)	(37)
Proceeds from Sale of Non-core Asset	8	—
Other Investing Activities	(1)	(2)
Net Cash Used for Investing Activities	(42)	(39)

Financing Activities:
Payments for Long-term Debt	(289)	—
Repurchases of Common Stock	—	(136)
Dividends Paid	(40)	(43)
Tax Payments related to Share-based Awards	(3)	(4)
Other Financing Activities	(3)	(5)
Net Cash Used for Financing Activities	(335)	(188)

Effects of Exchange Rate Changes on Cash and Cash Equivalents	—	1
Net Decrease in Cash and Cash Equivalents	(133)	(38)
Cash and Cash Equivalents, Beginning of Year	953	674
Cash and Cash Equivalents, End of Period	$820	$636

BATH & BODY WORKS, INC.
ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(Dollars in millions, except per share amounts)

	First Quarter
	2026	2025
Reconciliation of Reported Operating Income to Adjusted Operating Income
Reported Operating Income	$231	$209
Interchange Fee Settlements	(88)	—
Business Transformation Activities	8	—
Adjusted Operating Income	$151	$209

Reconciliation of Reported Net Income to Adjusted Net Income
Reported Net Income	$183	$105
Interchange Fee Settlements	(88)	—
Business Transformation Activities	8	—
Loss on Extinguishment of Debt	8	—
Gain on Sale of Non-core Asset	(3)	—
Tax Effect of Adjustments	19	—
Tax Benefit from Resolution of Certain Tax Matters	(62)	—
Adjusted Net Income	$65	$105

Reconciliation of Reported Net Income per Diluted Share to Adjusted Net Income per Diluted Share
Reported Net Income per Diluted Share	$0.90	$0.49
Interchange Fee Settlements	(0.43)	—
Business Transformation Activities	0.04	—
Loss on Extinguishment of Debt	0.04	—
Gain on Sale of Non-core Asset	(0.02)	—
Tax Effect of Adjustments	0.09	—
Tax Benefit from Resolution of Certain Tax Matters	(0.31)	—
Adjusted Net Income per Diluted Share	$0.32	$0.49

See Notes to Adjusted Financial Information.

BATH & BODY WORKS, INC.
FORECASTED ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(In millions, except per share amounts)

	Full-Year
	2026
Reconciliation of Forecasted Net Income Per Diluted Share to Forecasted Adjusted Net Income per Diluted Share
	Low	High
Forecasted Net Income per Diluted Share	$3.00	$3.25
Interchange Fee Settlements	(0.43)	(0.43)
Business Transformation Activities	0.04	0.04
Loss on Extinguishment of Debt	0.04	0.04
Gain on Sale of Non-core Asset	(0.02)	(0.02)
Tax Effect of Adjustments	0.09	0.09
Tax Benefit from Resolution of Certain Tax Matters	(0.31)	(0.31)
Forecasted Adjusted Net Income Per Diluted Share	$2.40	$2.65

		Full-Year
Reconciliation of Forecasted Net Cash Provided by Operating Activities to Forecasted Free Cash Flow		2026
Forecasted Net Cash Provided by Operating Activities		$870
Forecasted Capital Expenditures		(270)
Forecasted Free Cash Flow		$600

See Notes to Adjusted Financial Information.

BATH & BODY WORKS, INC.
NOTES TO ADJUSTED FINANCIAL INFORMATION
(Unaudited)

The adjusted financial information should not be construed as an alternative to the results determined in accordance with generally accepted accounting principles. Further, the company’s definitions of adjusted income information may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted financial information is useful for the assessment of the operations of the company because the adjusted items are not indicative of the company’s ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures for the purpose of evaluating performance internally. The adjusted financial information should be read in conjunction with the company’s historical financial statements and notes thereto contained in the company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K.
The “Adjusted Financial Information” provided in the attached reflects the following non-GAAP financial measures:
Fiscal 2026
In the first quarter of 2026, adjusted results exclude the following:
•An $88 million pre-tax gain ($66 million after tax), included as a reduction to General, Administrative and Store Operating Expenses, related to cash proceeds received, net of legal fees, for favorable settlements of payment card interchange fee litigation;
•Aggregate pre-tax costs of $8 million ($6 million after tax), primarily included in General, Administrative and Store Operating Expenses, resulting from business transformation activities in connection with the Consumer First Formula;
•An $8 million pre-tax loss ($6 million after tax), included in Other Income, Net, related to the repurchase and early extinguishment of outstanding debt;
•A $3 million pre-tax gain ($3 million after tax), included in Other Income, Net, related to the sale of a non-core asset; and
•A $62 million tax benefit associated with the resolution of certain tax matters.
Full-year 2026 Forecasted Adjusted Net Income per Diluted Share excludes the adjustments referenced above.
Fiscal 2025
There were no adjustments to results in the first quarter of 2025.
Forecasted Free Cash Flow
Our Forecasted Free Cash Flow is defined as Forecasted Net Cash Provided by Operating Activities less our Forecasted Capital Expenditures. Our Forecasted Free Cash Flow is a non-GAAP financial measure which we believe is useful to analyze our anticipated ability to generate cash. Our Forecasted Free Cash Flow calculation may not be comparable to similarly-titled measures reported by other companies. Our Forecasted Free Cash Flow should be evaluated in addition to, and not considered a substitute for, other GAAP financial measures.